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                                                                 EXHIBIT (10)(u)


                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

Original Principal Amount:                                  Date of Restatement:
$1,713,956.25                  Nashville, Tennessee            November 30, 2000


                                    RECITALS

         On June 25, 1992, Volunteer Capital Corporation loaned the sum of $1,713,956.25 to the Volunteer Capital Corporation Employee Stock Ownership Trust as evidenced by a promissory note dated June 25, 1992 (the "Original Note"). The name of Volunteer Capital Corporation has subsequently been changed to J. Alexander's Corporation. On November 21, 1997, the parties extended the maturity date of the note to November 30, 2003, increased the interest rate from 9% to 10% and changed the payment schedule to level payments of principal and interest commencing on November 30, 1998. The parties now desire to extend the maturity date of the note to November 30, 2005, decrease the interest rate from 10% to 8% and change the payment schedule to interest only on November 30, 2000 and November 30, 2001, with level payments of principal and interest commencing on November 30, 2002 through the maturity date of November 30, 2005. In consideration of the foregoing, effective as of November 31, 2000, the parties amend and restate the Original Note as follows:

                            AMENDED AND RESTATED NOTE

         FOR VALUE RECEIVED, the undersigned J. ALEXANDER'S CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST, a Tennessee trust established for the benefit of the J. Alexander's Corporation Employee Stock Ownership Plan ("Maker"), promises to pay to the order of J. Alexander's Corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 3401 West End Avenue, Nashville, Tennessee 37203, or at such other place as Holder may designate to Maker in writing from time to time, the original principal sum of One Million Seven Hundred Thirteen Thousand Nine Hundred Fifty-six and 25/100 Dollars ($1,713,956.25), or so much thereof as may be advanced here against, together with interest on the outstanding principal balance hereof from June 25, 1992, at an annual rate equal to nine percent (9%) until November 21, 1997, at ten percent (10%) from that date until November 30, 2000, and at eight percent (8%) thereafter. As of November 30, 2000, the effective date of this amendment and restatement of the Original Note, the outstanding principal balance is $688,387.77 and the accrued but unpaid interest is $69,027.38.

         Interest on the outstanding principal balance hereof was due and payable annually, in arrears, with the first installment being payable on November 30, 1992, and subsequent installments being payable on each November 30 thereafter. Principal was due and payable in




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equal annual installments of One Hundred Seventy One Thousand Three Hundred
Ninety-five and 63/100 Dollars ($171,395.63) each, with the first installment being payable on November 30, 1992, and subsequent installments on each November 30 thereafter until and including November 30, 1995. No principal payment was due on November 30, 1996. After November 21, 1997, the effective date of the previous amendment and restatement, principal was due and payable as follows:

                             November 30, 1997    $ 82,464.28
                             November 30, 1998     122,629.37
                             November 30, 1999     134,892.31

On and after November 30, 2000, principal shall be due and payable as follows:

                             November 30, 2000              0
                             November 30, 2001              0
                             November 30, 2002    $152,767.57
                             November 30, 2003    $165,988.97
                             November 30, 2004    $178,188.09
                             November 30, 2005    $192,443.14

         It is intended that the total payment of principal and interest due on November 30, 2002, and on each November 30 thereafter, shall be equal to $207,838.59. On November 30, 2005 (the "Maturity Date"), the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         Time is of the essence of this Note.

         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay a reasonable attorney's fee, all court and other costs, and the reasonable costs of any other collection efforts.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No acceptance of a past-due installment or other indulgences granted from time to time shall be construed as a novation of this Note or as a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of any right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(a) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (b) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (c) the release of or resort to any



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evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Any renewal or extension hereof in whole or in part may provide for a rate of interest not exceeding the greater of (a) the maximum rate of interest from time to time allowed by applicable law (the "Maximum Rate") in effect as of the date of this Note, or (b) the Maximum Rate in effect at the time of such extension or renewal.

         As security for the indebtedness and other obligations evidenced by this Amended and Restated Note, the Holder shall continue to possess a security interest in pledged common stock of the Holder pursuant to a Pledge and Security Agreement between the parties dated June 25, 1992, with respect to the Original Note, and such security interest shall continue until released in accordance with such Pledge and Security Agreement. Reference to the foregoing document is made for a statement of the additional rights and obligations of the parties hereto as set forth in said document.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         Notwithstanding any provision herein to the contrary, Holder shall have no right to assets of Maker other than the collateral described in the Pledge Agreement, contributions (other than contributions of securities of the Payee) that are made to Maker to meet its obligations under this Note and earnings attributable to such collateral and the investment of such contributions.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.




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         This Note may be prepaid at any time prior to the Maturity Date in whole or in part without any penalty.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms and/or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

                                    MAKER:

                                    SUNTRUST BANK, NASHVILLE, N.A.
                                       as trustee of the J. Alexander's
                                       Corporation Employee Stock
                                       Ownership Trust

                                    By: /s/ Linda Thomason
                                        --------------------------------------
                                    Title: Vice-President and Trust Officer
                                           -----------------------------------